INTERGRAPH CORPORATION AND SUBSIDIARIES

            EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT

                                                                Percentage of
                                             State or Other        Voting
                                              Jurisdiction       Securities
Name                                        of Incorporation   Owned by Parent
---------------------------------           ----------------   ---------------
InterCAP Graphics Systems, Inc.                  Delaware            100
Intergraph Asia Pacific, Inc.                    Delaware            100
Intergraph Computer Systems Holding, Inc.        Delaware            100
Intergraph European Manufacturing, L.L.C.        Delaware            100
Intergraph (Italia), L.L.C.                      Delaware            100
Intergraph (Middle East), L.L.C.                 Delaware            100
Intergraph Public Safety, Inc.                   Delaware            100
VeriBest, Inc.                                   Delaware            100
Intergraph Benelux B.V.                          The Netherlands     100
Intergraph CAD/CAM (Danmark) A/S                 Denmark             100
Intergraph CR spol. s r.o.                       Czech Republic      100
Intergraph (Deutschland) GmbH                    Germany             100
Intergraph Espana, S.A.                          Spain               100
Intergraph Europe (Polska) Sp. z o.o.            Poland              100
Intergraph Finland Oy                            Finland             100
Intergraph (France) SA                           France              100
Intergraph GmbH (Osterreich)                     Austria             100
Intergraph Hungary, Ltd.                         Hungary             100
Intergraph Norge A/S                             Norway              100
Intergraph (Portugal) Sistemas de Computacao
  Grafica, S.A.                                  Portugal            100
Intergraph SR s.r.o.                             Slovac Republic     100
Intergraph (Sverige) AB                          Sweden              100
Intergraph (Switzerland) A.G.                    Switzerland         100
Intergraph (UK), Ltd.                            United Kingdom      100
Intergraph Computer Systems Benelux B.V.         The Netherlands     100
Intergraph Computer Systems (Deutschland) GmbH   Germany             100
Intergraph Computer Systems France, SA           France              100
Intergraph Computer Systems Italia Srl           Italy               100
Intergraph Computer Systems, Ltd                 United Kingdom      100
Intergraph Computer Systems Nordic AB            Sweden              100
Intergraph Public Safety Belgium N.V.            The Netherlands     100
Intergraph Public Safety Deutschland, GmbH       Germany             100
Public Safety France, SA                         France              100
Intergraph Public Safety U.K., Ltd.              United Kingdom      100
VeriBest GmbH                                    Germany             100
VeriBest International, Ltd.                     United Kingdom      100
VeriBest S.A.                                    France              100
Intergraph China, Ltd.                           Hong Kong           100
Intergraph BEST (Vic) Pty. Ltd.                  Australia           100
Intergraph Computer (Shenzhen) Co. Ltd.          China               100
Intergraph Corporation (N.Z.) Limited            New Zealand         100
Intergraph Corporation Pty. Ltd.                 Australia           100
Intergraph Corporation Taiwan                    Taiwan, R.O.C       100
Intergraph Hong Kong Limited                     Hong Kong           100
Intergraph Japan K.K.                            Japan               100
Intergraph Korea, Ltd.                           Korea               100
Intergraph Public Safety (NZ) Limited            New Zealand         100
Intergraph Public Safety Pty., Ltd.              Australia           100
Intergraph Systems Singapore Pte Ltd.            Singapore           100
VeriBest K.K.                                    Japan               100
Intergraph Computer Services Industry & Trade,
  A.S.                                           Turkey              100
Intergraph Canada, Ltd.                          Canada              100
Intergraph Computer Systems Canada, Inc.         Canada              100
Intergraph Public Safety Canada Ltd.             Canada              100
Intergraph de Mexico, S.A. de C.V.               Mexico              100
Intergraph Electronics Ltd.                      Israel              100
Intergraph Servicios de Venezuela C.A.           Venezuela           100
Intergraph Saudi Arabia Ltd.                     Saudi Arabia         75